Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

- Net Income of $0.07 per Diluted Share for Third Quarter 2018 -
- Third Quarter 2018 Core FFO of $26.1 million, Up 44.3% Compared to Third Quarter 2017 -
- Third Quarter 2018 Core FFO of $0.28 per Diluted Share, Up 12.0% Compared to Third Quarter 2017 -
- Same Property Portfolio NOI Up 12.6% Compared to Third Quarter 2017 -
- Consolidated Portfolio NOI Up 28.7% Compared to Third Quarter 2017 -
- Stabilized Same Property Portfolio Occupancy of 98.4% -
- 32.2% GAAP and 21.1% Cash Releasing Spreads -

Los Angeles, California - October 30, 2018 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the third quarter of 2018.

Third Quarter 2018 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.07 per diluted share for the quarter ended September 30, 2018, compared to $0.01 per diluted share last year.

•	Company share of Core FFO increased 44.3% year-over-year to $26.1 million for the quarter ended September 30, 2018.

•	Company share of Core FFO per diluted share increased 12.0% year-over-year to $0.28 per diluted share for the quarter ended September 30, 2018.

•	Total third quarter rental revenues of $54.5 million, which represents an increase of 26.0% year-over-year.

•	Consolidated Portfolio Net Operating Income (NOI) of $41.2 million, which represents an increase of 28.7% year-over-year.

•
Same Property Portfolio NOI increased 12.6% in the third quarter of 2018 compared to the third quarter of 2017, driven by a 10.3% increase in Same Property Portfolio total rental revenue and a 3.6% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 14.8% compared to the third quarter of 2017.

•	Stabilized Same Property Portfolio NOI increased 8.7% in the third quarter of 2018 compared to the third quarter of 2017.

•	Stabilized Same Property Portfolio Cash NOI increased 11.6% compared to the third quarter of 2017.

•	Signed new and renewal leases totaling 943,687 rentable square feet. Rental rates on new and renewal leases were 32.2% higher than prior rents on a GAAP basis and 21.1% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 98.4%, which represents an increase of 170 basis points year-over-year. Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 96.8%, which represents an increase of 370 basis points year-over-year.

•
At September 30, 2018, the consolidated portfolio, including repositioning assets, was 96.0% leased and 95.1% occupied, which represents an increase in occupancy of 220 basis points year-over-year. At September 30, 2018, the consolidated portfolio, excluding repositioning assets aggregating approximately 0.5 million rentable square feet, was 98.0% leased and 97.6% occupied.

•	During the third quarter of 2018, the Company acquired three industrial properties for a total purchase price of $33.6 million.

“We are very pleased with the continued strong performance of our portfolio, having grown our Core FFO by 44.3% this quarter, and by 12.0% on a per share basis, making the third quarter 2018 our fifth consecutive quarter of double-digit growth in Core FFO per share. Our growth was driven by a 12.6% increase in Same Property NOI and $504 million of investments made over the prior twelve months, among other factors. Further, we continue to capture attractive leasing spreads on both a GAAP and cash basis, which were 32.2% and 21.1%, respectively,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “Additionally, we completed the quarter with a low leverage balance sheet as measured by a 3.8 times debt-to-EBITDA ratio, positioning the Company to capitalize on opportunities as they may arise. Our target infill Southern California industrial markets continue to operate with historic levels of high tenant demand and low market vacancy, a supply-demand imbalance that we see continuing into the foreseeable future given the difficulty to introduce net new supply within our target markets. Finally, we continue to originate a favorable volume of accretive investment opportunities leveraging our extensive research and market relationships in the nation's largest and highest-demand industrial market.”

Financial Results:

The Company reported net income attributable to common stockholders of $6.3 million, or $0.07 per diluted share, for the three months ended September 30, 2018, as compared to net income attributable to common stockholders of $0.6 million, or $0.01 per diluted share, for the three months ended September 30, 2017.

The Company reported net income attributable to common stockholders of $23.7 million, or $0.28 per diluted share, for the nine months ended September 30, 2018, as compared to net income attributable to common stockholders of $22.6 million, or $0.33 per diluted share, for the nine months ended September 30, 2017. Net income for the nine months ended September 30, 2018, includes $11.6 million of gains on sale of real estate, as compared to $19.2 million for the nine months ended September 30, 2017.

The Company reported Company share of Core FFO of $26.1 million, or $0.28 per diluted share of common stock, for the three months ended September 30, 2018, as compared to Company share of Core FFO of $18.0 million, or $0.25 per diluted share of common stock, for the three months ended September 30, 2017. Adjusting for non-core expenses ($0.1 million reported during the third quarter of 2018 and $16,000 reported during the third quarter of 2017), Company share of FFO was $25.9 million, or $0.28 per diluted share of common stock, for the three months ended September 30, 2018, as compared to Company share of FFO of $18.0 million, or $0.25 per diluted share of common stock, for the three months ended September 30, 2017.

The Company reported Company share of Core FFO of $70.4 million, or $0.83 per diluted share of common stock, for the nine months ended September 30, 2018, as compared to Company share of Core FFO of $49.0 million, or $0.71 per diluted share of common stock, for the nine months ended September 30, 2017. Adjusting for non-core expenses ($0.2 million reported during the nine months of 2018 and $0.4 million reported during the nine months of 2017), Company share of FFO was $70.2 million, or $0.83 per diluted share of common stock, for the nine months ended September 30, 2018, as compared to Company share of FFO of $48.6 million, or $0.70 per diluted share of common stock, for the nine months ended September 30, 2017.

For the three months ended September 30, 2018, the Company’s Same Property Portfolio NOI increased 12.6% compared to the third quarter of 2017, driven by a 10.3% increase in Same Property Portfolio total rental revenue and a 3.6% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 14.8% compared to the third quarter of 2017. Stabilized Same Property Portfolio NOI increased 8.7% in the third quarter of 2018 compared to the third quarter of 2017 and Stabilized Same Property Portfolio Cash NOI increased 11.6% in the third quarter of 2018 compared to the third quarter of 2017.

Operating Results:

During the third quarter of 2018, the Company signed 106 new and renewal leases totaling 943,687 rentable square feet. Average rental rates on comparable new and renewal leases were up 32.2% on a GAAP basis and up 21.1% on a cash basis. The Company signed 48 new leases for 583,257 rentable square feet, with GAAP rents up 46.9% compared to the prior in-place leases. The Company signed 58 renewal leases for 360,430 rentable square feet, with GAAP rents up 25.2% compared to the prior in-place leases. For the 48 new leases, cash rents increased 34.1%, and for the 58 renewal leases, cash rents were up 14.8%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2018. See below for information regarding the supplemental information package.

Transaction Activity:

In the third quarter 2018, the Company completed three acquisitions, for an aggregate purchase price of $33.6 million, as detailed below.

In July 2018, the Company acquired 10747 Norwalk Boulevard, a 100% leased single-tenant industrial building containing 52,691 square feet on 2.56 acres of land, located in the Mid-Counties submarket, for $10.8 million or approximately $206 per square foot.

In July 2018, the Company acquired 29003 Avenue Sherman, a vacant single-tenant industrial building containing 68,123 square feet on 2.78 acres of land, located in the Greater San-Fernando Valley submarket, for $9.5 million or approximately $139 per square foot.

In August 2018, the Company acquired 16121 Carmenita Road, an 89% leased single-tenant industrial building containing 108,500 square feet on 4.67 acres of land, located in the Mid-Counties submarket, for $13.3 million or approximately $123 per square foot.

Balance Sheet:

During the quarter ended September 30, 2018, the Company issued 1,491,289 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $31.79 per share, providing gross proceeds of approximately $47.4 million and net proceeds of approximately $46.7 million. As of September 30, 2018, the current ATM program had approximately $194.1 million of remaining capacity.

As of September 30, 2018, the Company had $761.2 million of outstanding debt, with an average interest rate of 3.41% and an average term-to-maturity of 5.8 years. As of September 30, 2018, $611.0 million, or 80%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.33% and an average term-to-maturity of 5.6 years. The remaining $150.2 million, or 20%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.50% and an average term-to-maturity of 6.6 years.

Guidance

The Company is reiterating and increasing its full year 2018 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.32 to $0.34 per diluted share

•	Company share of Core FFO within a range of $1.08 to $1.10 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 96.0% to 97.0%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 97.0% to 98.0%

•	Same Property Portfolio NOI growth for the year of 9.5% to 10.5%

•	Stabilized Same Property Portfolio NOI growth for the year of 7.0% to 8.0%

•	General and administrative expenses of $24.8 million to $25.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of October 30, 2018, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of October 30, 2018, reflects the acquisition of one property containing 73,747 rentable square feet that occurred subsequent to September 30, 2018. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On October 29, 2018, the Company’s Board of Directors declared a dividend in the amount of $0.16 per share for the fourth quarter of 2018, payable in cash on January 15, 2019, to common stockholders and common unit holders of record as of December 31, 2018.

On October 29, 2018, the Company’s Board of Directors declared a dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock and $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock, payable in cash on December 31, 2018, to preferred stockholders of record as of December 14, 2018.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, October 31, 2018, at 1:00 p.m. Eastern Time to review third quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through November 28, 2018, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13684004.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 168 properties with approximately 20.6 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2018 Estimate
	Low	High
Net income attributable to common stockholders	$0.32	$0.34
Company share of depreciation and amortization	$0.89	$0.89
Company share of gains on sale of real estate	$(0.13)	$(0.13)
Company share of Core FFO	$1.08	$1.10

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2017, and still owned by us as of September 30, 2018. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2017 through September 30, 2018. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics, excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI, excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during the year ended December 31, 2017 and the nine months ended September 30, 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street
As of September 30, 2018, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 227,521 rentable square feet of space at four of our properties that were classified as repositioning or lease-up. As of September 30, 2017, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 527,961 rentable square feet at six of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Land	$1,218,386	$997,588
Buildings and improvements	1,253,935	1,079,746
Tenant improvements	54,808	49,692
Furniture, fixtures, and equipment	151	167
Construction in progress	50,367	34,772
Total real estate held for investment	2,577,647	2,161,965
Accumulated depreciation	(214,680)	(173,541)
Investments in real estate, net	2,362,967	1,988,424
Cash and cash equivalents	183,904	6,620
Restricted cash	—	250
Rents and other receivables, net	5,042	3,664
Deferred rent receivable, net	20,770	15,826
Deferred leasing costs, net	13,446	12,014
Deferred loan costs, net	1,467	1,930
Acquired lease intangible assets, net	53,402	49,239
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	13,851	7,193
Other assets	7,508	6,146
Acquisition related deposits	1,325	2,475
Assets associated with real estate held for sale, net	—	12,436
Total Assets	$2,668,838	$2,111,373
LIABILITIES & EQUITY
Liabilities
Notes payable	$757,218	$668,941
Interest rate swap liability	—	219
Accounts payable, accrued expenses and other liabilities	30,411	21,134
Dividends payable	15,214	11,727
Acquired lease intangible liabilities, net	52,289	18,067
Tenant security deposits	21,888	19,521
Prepaid rents	6,424	6,267
Liabilities associated with real estate held for sale	—	243
Total Liabilities	883,444	746,119
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of September 30, 2018 and December 31, 2017 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding as of September 30, 2018 and December 31, 2017 ($75,000 liquidation preference)	72,443	73,062
Common Stock, $0.01 par value 490,000,000 shares authorized and 92,706,880 and 78,495,882 shares outstanding as of September 30, 2018 and December 31, 2017, respectively	924	782
Additional paid in capital	1,666,339	1,239,810
Cumulative distributions in excess of earnings	(85,358)	(67,058)
Accumulated other comprehensive income	13,558	6,799
Total stockholders’ equity	1,754,557	1,340,046
Noncontrolling interests	30,837	25,208
Total Equity	1,785,394	1,365,254
Total Liabilities and Equity	$2,668,838	$2,111,373

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
RENTAL REVENUES
Rental income	$45,661	$36,748	$130,139	$97,494
Tenant reimbursements	8,508	6,279	23,733	16,606
Other income	300	203	646	550
TOTAL RENTAL REVENUES	54,469	43,230	154,518	114,650
Management, leasing and development services	116	109	359	380
Interest income	609	—	609	445
TOTAL REVENUES	55,194	43,339	155,486	115,475
OPERATING EXPENSES
Property expenses	13,294	11,229	38,029	29,987
General and administrative	6,229	5,843	18,897	16,052
Depreciation and amortization	20,144	17,971	59,371	46,085
TOTAL OPERATING EXPENSES	39,667	35,043	116,297	92,124
OTHER EXPENSES
Acquisition expenses	106	16	152	421
Interest expense	6,456	6,271	18,760	14,571
TOTAL OTHER EXPENSES	6,562	6,287	18,912	14,992
TOTAL EXPENSES	46,229	41,330	135,209	107,116
Equity in income from unconsolidated real estate entities	—	—	—	11
Loss on extinguishment of debt	—	—	—	(22)
Gains on sale of real estate	—	—	11,591	19,237
NET INCOME	8,965	2,009	31,868	27,585
Less: net income attributable to noncontrolling interest	(141)	(21)	(588)	(684)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	8,824	1,988	31,280	26,901
Less: preferred stock dividends	(2,423)	(1,322)	(7,270)	(3,966)
Less: earnings attributable to participating securities	(94)	(80)	(285)	(327)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,307	$586	$23,725	$22,608
Net income attributable to common stockholders per share – basic	$0.07	$0.01	$0.28	$0.33
Net income attributable to common stockholders per share – diluted	$0.07	$0.01	$0.28	$0.33
Weighted-average shares of common stock outstanding – basic	91,464	72,621	84,407	68,984
Weighted-average shares of common stock outstanding – diluted	91,945	73,068	84,925	69,365

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	September 30, 2018		September 30, 2017		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	98.1%	99.0%	94.8%	98.5%	330 bps	50 bps
Orange County	94.5%	97.0%	90.9%	96.1%	360 bps	90 bps
San Bernardino County	99.8%	99.8%	99.6%	99.6%	20 bps	20 bps
San Diego County	97.6%	97.6%	91.6%	91.6%	600 bps	600 bps
Ventura County	90.8%	97.5%	83.8%	92.8%	700 bps	470 bps
Total/Weighted Average	96.8%	98.4%	93.1%	96.7%	370 bps	170 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2018, adjusted for total space of 227,521 rentable square feet at four properties that were in various stages of repositioning or lease-up as of September 30, 2018.

(2)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2017, adjusted for space aggregating 527,961 rentable square feet at six properties that were in various stages of repositioning or lease-up as of September 30, 2017.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Rental income	$32,158	$29,465	$2,693	9.1%	$95,036	$87,039	$7,997	9.2%
Tenant reimbursements	5,577	4,821	756	15.7%	15,980	14,708	1,272	8.6%
Other income	241	146	95	65.1%	568	468	100	21.4%
Total rental revenues	37,976	34,432	3,544	10.3%	111,584	102,215	9,369	9.2%
Property expenses	9,170	8,851	319	3.6%	27,282	26,161	1,121	4.3%
Same Property Portfolio NOI	$28,806	$25,581	$3,225	12.6%	$84,302	$76,054	$8,248	10.8%
Straight line rental revenue adjustment	(494)	(936)	442	(47.2)%	(2,815)	(2,644)	(171)	6.5%
Amortization of above/below market lease intangibles	(173)	(125)	(48)	38.4%	(390)	(392)	2	(0.5)%
Same Property Portfolio Cash NOI	$28,139	$24,520	$3,619	14.8%	$81,097	$73,018	$8,079	11.1%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$8,965	$2,009	$31,868	$27,585
Add:
General and administrative	6,229	5,843	18,897	16,052
Depreciation and amortization	20,144	17,971	59,371	46,085
Acquisition expenses	106	16	152	421
Interest expense	6,456	6,271	18,760	14,571
Loss on extinguishment of debt	—	—	—	22
Deduct:
Management, leasing and development services	116	109	359	380
Interest income	609	—	609	445
Equity in income from unconsolidated real estate entities	—	—	—	11
Gains on sale of real estate	—	—	11,591	19,237
Net operating income (NOI)	$41,175	$32,001	$116,489	$84,663
Non-Same Property Portfolio operating revenues	(16,493)	(8,798)	(42,934)	(12,435)
Non-Same Property Portfolio property expenses	4,124	2,378	10,747	3,826
Same Property Portfolio NOI	$28,806	$25,581	$84,302	$76,054
Straight line rental revenue adjustment	(494)	(936)	(2,815)	(2,644)
Amortization of above/below market lease intangibles	(173)	(125)	(390)	(392)
Same Property Portfolio Cash NOI	$28,139	$24,520	$81,097	$73,018

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$8,965	$2,009	$31,868	$27,585
Add:
Depreciation and amortization	20,144	17,971	59,371	46,085
Deduct:
Gains on sale of real estate	—	—	11,591	19,237
Gain on acquisition of unconsolidated joint venture property	—	—	—	11
Funds From Operations (FFO)	$29,109	$19,980	$79,648	$54,422
Less: preferred stock dividends	(2,423)	(1,322)	(7,270)	(3,966)
Less: FFO attributable to noncontrolling interest(1)	(574)	(491)	(1,693)	(1,408)
Less: FFO attributable to participating securities(2)	(165)	(133)	(476)	(408)
Company share of FFO	$25,947	$18,034	$70,209	$48,640

FFO per common share - basic	$0.28	$0.25	$0.83	$0.71
FFO per common share - diluted	$0.28	$0.25	$0.83	$0.70

FFO	$29,109	$19,980	$79,648	$54,422
Adjust:
Acquisition expenses	106	16	152	421
Core FFO	$29,215	$19,996	$79,800	$54,843
Less: preferred stock dividends	(2,423)	(1,322)	(7,270)	(3,966)
Less: Core FFO attributable to noncontrolling interest(1)	(576)	(492)	(1,696)	(1,420)
Less: Core FFO attributable to participating securities(2)	(166)	(133)	(478)	(411)
Company share of Core FFO	$26,050	$18,049	$70,356	$49,046

Company share of Core FFO per common share - basic	$0.28	$0.25	$0.83	$0.71
Company share of Core FFO per common share - diluted	$0.28	$0.25	$0.83	$0.71

Weighted-average shares of common stock outstanding – basic	91,464	72,621	84,407	68,984
Weighted-average shares of common stock outstanding – diluted	91,945	73,068	84,925	69,365

(1)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.